                                                                   EXHIBIT 11.1


                                UTILX CORPORATION

              STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS


                                                                                Quarter Ended September 30,
                                                                   ---------------------------------------------------
                                                                              1996                       1995
                                                                                               Earnings
                                                                   Earnings        Shares       (Loss)         Shares
                                                                   --------        ------       -------        ------
                                                                         (In Thousands, Except Per Share Amounts)
Primary earnings (loss) per common share:

Net earnings (loss) available for common
    stock and weighted average common shares
    outstanding                                                      $  516         7,187       $  (493)         7,185

Stock options and warrants assumed exercised - net                                    143
                                                                     ------       -------       -------         ------

Total net earnings (loss) and primary common shares                  $  516         7,330       $  (493)         7,185
                                                                     ------       -------       -------         ------
                                                                     ------       -------       -------         ------

Primary earnings (loss) per common share                             $  .07                     $  (.07)
                                                                     ------                     -------
                                                                     ------                     -------

Fully diluted earnings (loss) per common share:

Net earnings (loss) available for common stock
    and weighted average common shares outstanding                   $  516         7,187       $  (493)         7,185

Stock options and warrants assumed exercised - net                                    158
                                                                     ------       -------       -------         ------

Total net earnings (loss) and fully diluted common shares            $  516         7,345       $  (493)         7,185
                                                                     ------       -------       -------         ------
                                                                     ------       -------       -------         ------

Fully diluted earnings (loss) per common share                       $  .07                     $  (.07)
                                                                     ------                     -------
                                                                     ------                     -------

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                              UTILX CORPORATION

            STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS


                                            Six Months Ended September 30,
                                         --------------------------------------
                                               1996                1995
                                                             Earnings
                                         Earnings   Shares    (Loss)     Shares
                                         --------   ------   --------    ------
                                        (In Thousands, Except Per Share Amounts)

Primary earnings (loss) per common
 share:
Net earnings (loss) available for
 common stock and weighted average
 common shares outstanding                $1,169     7,185     $(953)    7,185
Stock options and warrants assumed
  exercised - net                                       79
                                          ------     -----     -----     -----
Total net earnings (loss) and
 primary common shares                    $1,169     7,264     $(953)    7,185
                                          ------     -----     -----     -----
                                          ------     -----     -----     -----

Primary earnings (loss) per common
 share                                    $  .16               $(.13)
                                          ------               -----
                                          ------               -----

Fully diluted earnings (loss) per
  common share:
Net earnings (loss) available for
  common stock and weighted average
  common shares outstanding               $1,169     7,185     $(953)    7,185
Stock options and warrants assumed
  exercised - net                                       86
                                          ------     -----     -----     -----
Total net earnings (loss) and fully
 diluted common shares                    $1,169     7,271     $(953)    7,185
                                          ------     -----     -----     -----
                                          ------     -----     -----     -----

Fully diluted earnings (loss) per
  common share                            $ . 16               $(.13)
                                          ------               -----
                                          ------               -----